EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the BlueLinx Holdings Inc. 2006 Long-Term Equity Incentive Plan of our reports dated February 23, 2006, with respect to the consolidated financial statements of BlueLinx Holdings Inc. (formerly known as ABP Distribution Holdings Inc.) and subsidiaries for the year ended December 31, 2005, and for the period from inception (March 8, 2004) to January 1, 2005, BlueLinx Holdings Inc. management’s assessment of the effectiveness of internal control over financial reporting for the year ended December 31, 2005, and the effectiveness of internal control over financial reporting of BlueLinx Holdings Inc. for the year ended December 31, 2005, and of our report dated March 20, 2005, with respect to the financial statements of the Building Products Distribution Division of Georgia-Pacific Corporation for the period from January 4, 2004 to May 7, 2004, and for the year ended January 3, 2004, included in BlueLinx Holdings Inc.’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Atlanta, Georgia
May 30, 2006